AMENDMENT TO PURCHASE AND SALES AGREEMENT

No. 11012019eAWG
Entered into by and between

Energy and Water Development Corp
7901 4th St. N STE 4174 St. Petersburg, FL 33702

And

EAWC Tecnologias Verdes S.A.P.I. de CV
Corporativo Malecon Americas Piso 5, Av. Bonampak SM6, Mz.1 L.1
Cancun Quintana Roo C.P. 77500

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement, dated as of November 21st 2019 (the "Agreement"), for the purchase and sale of an eAWG System, as more particularly set forth in the Agreement; and

WHEREAS, due to conditions arising from the novel coronavirus (COVID-19) pandemic, the parties have mutually agreed to modify certain of Seller's obligations with respect to the Price and Conditions under the Agreement.

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is acknowledged by the parties, Buyer and Seller hereby agree as follows:

The parties hereby acknowledge that, due to conditions arising from the novel coronavirus (COVID-19) pandemic, Seller may be unable to perform certain of its obligations under the Agreement, including, without limitation, with respect to Sales Price, Delivery, Installation and Startup Operation. Notwithstanding anything to the contrary contained in the Agreement, the parties hereby acknowledge and agree that Seller shall not be liable, and shall not be deemed to be in default under the terms of the Agreement, for failure or delay in the performance of its obligations under the Agreement, if and to the extent such failure or delay is the result of conditions beyond Seller's control arising from the novel coronavirus (COVID-19) pandemic.

SALES PRICE

The Ex-Works net price expressed in United States American Dollars amounts to USD 550,000 (Five Hundred and Fifty Thousand Dollars)

The sales price includes One unit described in Exhibit 1 of Sales Contract, to be delivered Ex-Works.

Once the parties draw up a delivery statement on the date of delivery Ex-Works. The reception is therefore deemed to be done.

The installation and the startup operation would be part of a separate Services Agreement.

All additional costs, such as among others the transport from the plant to the site of installation, freight, insurance, export/transit/import licenses and any other authorizations, as well as the preparation of the required documents, are to be incurred by the Buyer as defined by Ex-works sales condition.

As indicated in Sales Contract, the price has been adjusted due to unpredictable circumstances that the Seller has been not responsible for, such as the novel coronavirus (COVID-19) pandemic.

The Buyer shall pay all taxes, fees, duty and customs and related expenses in relation to the contract. When the Seller has made such payments, the Buyer pays him back the considered amount upon presentation of the required receipts.

DELIVERY

The Self Sufficient Energy Powered Atmosphere Water Generator System (eAWG) is delivered «Ex Works» from the Seller's plant in Hamburg Germany. No later than January 15th 2021.

The parties draw up a delivery statement on the date of delivery Ex-Works. The reception is therefore deemed to be done.

The reception is also deemed to be done in the following cases:

- when the checking and the reception could not have taken place on the agreed date, for reasons the Seller should not be held responsible for;
- when the Buyer refuses the reception without being entitled to do so;
- when the Buyer refuses to sign the reception statement with no justification;
- as soon as the Buyer uses the goods or benefits from the provisions of services delivered by the Seller.

The Buyer shall refuse neither the reception nor the signature of the statement by invoking defects of lower importance, among others defects which only have a minor impact on the good functioning of the delivered goods. The Seller agrees to fix without delay such defects.

WARRANTY

EAWC TECHNOLOGIES warrants that the Products shall be free from defects in design, materials and workmanship for a period of eighteen (18) months from date of delivery.

FINAL PROVISIONS

The herein amendment of sales contract agreement replaces the sections indicated above in any prior agreement entered into by and between the parties.

Signatures follow in next page.

EAWD Green-Tech
Engineering Solutions

Date November 17th, 2020

Energy and Water Development Corp
7901 4th St. N STE 4174 St. Petersburg, FL 33702

Date: 11/17/2020

By: Ralph Holmeier, CEO

EAWC Tecnologias Verdes S.A.P.I. de CV
Corporativo Malecon Americas Piso 5, Av. Bonampak SM6, Mz.1 L.1
Cancun Quintana Roo C.P. 77500

Date 17/11/2020

By: Lic. Sherihan A. Garcia - CFO